EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SANMINA-SCI REVISES STOCK COMPENSATION EXPENSES AND ISSUES
REVISED FIRST QUARTER FISCAL 2006 RESULTS

SAN JOSE, CA (January 30, 2006) Sanmina-SCI Corporation (NASDAQ NM: SANM), (the “Company”) a leading global electronics manufacturing services (EMS) Company, today announced that its previously reported GAAP results for the first quarter of fiscal 2006 ended December 31, 2005 have been revised as a result of items related to the Company’s implementation Statement of Financial Accounting Standard 123R (“SFAS 123R”, “Shared-Based Payment”), which was effective as of the commencement of the Company’s first quarter of fiscal 2006.  The net effect of these items is to increase GAAP net income by $3.5 million to $24.6 million, as compared to $21.2 million previously reported, resulting in GAAP diluted earnings per share of $0.05, as compared to $0.04 previously reported.  These changes do not affect the Company’s previously announced non-GAAP results.

The accounting treatment previously followed by the Company and issued in its press release announcing its results for the first quarter on January 25, 2006 had been based on advice received from accounting advisors and consultants it had retained to assist in the SFAS123R implementation process.  In a subsequent review of the Company’s adoption of SFAS 123R, however, it was determined that a one-time, non-cash benefit for estimated future forfeitures of restricted stock previously expensed should have been recorded as of the SFAS 123R implementation date.  Under the old accounting standard, Accounting Principles Board Opinion No. 25 (“APB 25”), stock compensation expense was not reduced for estimated future forfeitures, but instead was reversed upon actual forfeiture.  The one-time benefit was recorded as a “cumulative effect of accounting change.”  The net effect of this benefit, as well as other forfeiture related adjustments, was an increase in GAAP net income.  Updated financial statements accompany this release.  Given the nature of the required adjustments, the Company views this correction as a one-time, non-recurring matter.

About Sanmina-SCI

Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

The foregoing, including the discussion regarding the Company’s future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the Company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the Company’s fiscal year 2005 Annual Report on Form 10-K filed on December 29, 2005 and the other reports, including quarterly reports on Form 10-Q and current reports on Form 8-K, that the Company files with the Securities Exchange Commission.

CONTACT:

Paige Bombino

Investor Relations

+ 408.964.3610

Revised Release Financials

SANMINA-SCI CORPORATION

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

	Three months ended
	December 31, 2005	January 1, 2005

GAAP Gross Profit	$169,680	$176,967
GAAP Gross Margin	5.9%	5.4%
Adjustments:
Stock compensation expense	1,393	—
Non-GAAP Gross Profit	$171,073	$176,967
Non-GAAP Gross Margin	6.0%	5.4%

GAAP operating income	$34,192	$59,599
GAAP operating margin	1.2%	1.8%
Adjustments:
Stock compensation expense(1)	3,902	—
Amortization of intangible assets	2,233	2,030
Restructuring and integration costs	35,803	20,539
Non-GAAP operating income	$76,130	$82,168
Non-GAAP operating margin	2.7%	2.5%

GAAP net income	$24,632	$24,366
Adjustments:
Stock compensation expense (1)	3,902	—
Amortization of intangible assets	2,233	2,030
Restructuring and integration costs	35,803	20,539
Non-cash interest expense	5	6,645
Tax effect - reversal of previously accrued income taxes(3)	(27,864)	—
Cumulative effect of accounting change (2)	(4,752)	—
Tax effect of above items	5,622	(7,888)
Non-GAAP net income	$39,581	$45,692

GAAP Earnings Per Share:
Basic	$0.05	$0.05
Diluted	$0.05	$0.05

Non-GAAP Earnings Per Share:
Basic	$0.08	$0.09
Diluted	$0.08	$0.09

Weighted-Average Shares used in computing earnings per share amounts:
Basic	524,311	519,205
Diluted	524,703	525,008

(1)     Total stock compensation expense for the first quarter of fiscal 2006 was approximately $1.4 million of cost of sales, $2.4 million of selling and general and $.1 million of research and development

(2)     Impact of adoption of SFAS 123R “Shared-Based Payment”

(3)     Included a one-time favorable income tax adjustment of $64.0 million relating to previously-accrued income taxes that were reversed as a result of a settlement reached with the U.S. Internal Revenue Service.  The settlement was in relation to certain U.S. tax audits.  Notification of approval of the settlement by the Congressional Joint Committee on Taxation was received following the filing of the Company’s Annual Report on Form 10-K for fiscal 2005.  Of the $64 million adjustment, $27.9 million was recorded as an income tax benefit to earnings.  The remaining $36.1 million was recorded as an adjustment for pre-merger tax items with SCI Systems.

SANMINA-SCI CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(GAAP)

(Unaudited)

	Three Months Ended
	December 31, 2005	January 1, 2005

Net sales	$2,861,797	$3,252,706
Cost of sales	2,692,117	3,075,739
Gross profit	169,680	176,967

Operating expenses:
Selling, general and administrative	88,535	87,309
Research and development	8,917	7,490
Amortization of intangible assets	2,233	2,030
Integration costs	175	114
Restructuring costs	35,628	20,425
Total operating expenses	135,488	117,368

Operating income	34,192	59,599

Interest Income	5,925	3,507
Interest expense	(34,248)	(30,056)
Other expense, net	1,054	270
Interest and other expense, net	(27,269)	(26,279)

Income before income taxes and cumulative effect of accounting change	6,923	33,320

Provision for (benefit from) income taxes(1)	(12,957)	8,954

Income before cumulative effect of accounting change	19,880	24,366

Cumulative effect of accounting change, net of tax (2)	4,752	—

Net income	$24,632	$24,366

Income per share before cumulative effect of accounting change:
Basic	$0.04	$0.05
Diluted	$0.04	$0.05

Net income per share:
Basic	$0.05	$0.05
Diluted	$0.05	$0.05

Weighted average shares used in computing per share amounts:
Basic	524,311	519,205
Diluted	524,703	525,008

(1)     Included a one-time favorable income tax adjustment of $64.0 million relating to previously-accrued income taxes that were reversed as a result of a settlement reached with the U.S. Internal Revenue Service.  The settlement was in relation to certain U.S. tax audits.  Notification of approval of the settlement by the Congressional Joint Committee on Taxation was received following the filing of the Company’s Annual Report on Form 10-K for fiscal 2005.  Of the $64 million adjustment, $27.9 million was recorded as an income tax benefit to earnings.  The remaining $36.1 million was recorded as an adjustment for pre-merger tax items with SCI Systems.

(2)     Impact of adoption of SFAS 123R “Shared-Based Payment”.

SANMINA-SCI CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	December 31, 2005	October 1, 2005
	(Unaudited)	(Derived from
		audited financials)
ASSETS

Current assets:
Cash and cash equivalents	$1,011,098	$1,068,053
Short-term investments	28,178	57,281
Accounts receivable, net	1,612,325	1,477,401
Inventories	1,122,773	1,015,035
Deferred income taxes	39,107	42,767
Prepaid expenses and other current assets	104,142	86,620
Total current assets	3,917,623	3,747,157

Property, plant and equipment, net	606,895	662,101
Goodwill	1,654,126	1,689,198
Other intangible assets, net	33,658	35,907
Other non-current assets	80,363	81,874
Restricted cash	25,538	25,538
Total assets	$6,318,203	$6,241,775

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,259	$1,439
Accounts payable	1,636,397	1,559,172
Accrued liabilities	353,322	366,920
Accrued payroll and related benefits	141,141	146,687
Total current liabilities	2,132,119	2,074,218

Long-term liabilities:
Long-term debt, net of current portion	1,635,847	1,644,666
Other	152,774	143,873
Total long-term liabilities	1,788,621	1,788,539
Stockholders’ equity:
Preferred stock	—	—
Common stock	5,475	5,457
Treasury stock	(188,200)	(188,519)
Additional paid-in capital	5,749,864	5,745,125
Accumulated other comprehensive income	25,623	36,886
Accumulated deficit	(3,195,299)	(3,219,931)
Total stockholders’ equity	2,397,463	2,379,018

Total liabilities and stockholders’ equity	$6,318,203	$6,241,775